                                                                    EXHIBIT 10.3


                      CHIEF AUTO PARTS INC. SEVERANCE PLAN
                        IN THE EVENT OF CHANGE OF CONTROL



PURPOSE:       Chief Auto Parts Inc. (the "Company") recognizes that even the possibility of a change of control and the uncertainty and disruption a change of control may result in the departure or distraction of the Company's office and support employees. Such distraction or departures would be to the Company's detriment at a critical time.

     Therefore, the Company and its Board of Directors considers it in the best interest of Chief and its stockholders to provide the following severance benefits for certain employees whose employment is terminated as a result of a change in control.

     The Company hereby adopts the Chief Auto Parts Inc. Severance Plan In Event of Change of Control (the "Plan"), effective as of January 1, 1998, for the benefit of certain Employees of the Company, on the terms and conditions hereinafter stated.

     The Plan, as a "severance pay arrangement" within the meaning of Section 3(2)(B)(i) of ERISA, is intended to be excepted from the definitions of "employee pension benefit plan" and "pension plan" set forth under Section 3(2) of ERISA, and is intended to meet the descriptive requirements of a plan constituting a "severance pay plan" within the meaning of regulations published by the Secretary of Labor at Title 29, Code of Federal Regulations, Section 2510.3-2(b).

SECTION 1.     DEFINITIONS.  As hereinafter used:

     1.1       "Ancillary Benefits" means any of the benefits set forth in
Section 3 hereof to which Employees may be entitled upon the occurrence of a Severance.

     1.2       "Board" means the Board of Directors of the Company.

     1.3 "Cause" means an Employee's poor work performance or misconduct, more specifically, (i) an Employee's willful or continued failure to substantially perform his or her duties with the Company or a Successor Employer, or (ii) an Employee's willful engagement in conduct which is demonstrably and materially injurious to the Company or Successor Employer, monetarily or otherwise; provided, however, that no act, or failure to act, on an Employee's part shall be deemed "willful" unless done, or omitted to be done, by the Employee not in good faith and without reasonable belief that such action or omission was in the best interest of the Company or Successor Employer.

     1.4       "Change of Control" shall mean:

     (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (i) such person shall be deemed to have "beneficial ownership" of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the then outstanding Voting Stock of the Company;

     (b) during any period of two consecutive years commencing after the Company's initial public equity offering, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of 66_% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

     (c) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all of the assets of the Company to another Person (in each case other than a Person that is controlled by the Permitted Holders), and, in the case of any such merger or consolidation, the securities of the Company that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Company are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation or a parent corporation that owns all of the capital stock of such corporation that represent immediately after such transaction, at least 50% of the aggregate voting power of the Voting Stock of the surviving corporation or such parent corporation, as the case may be.

     1.5 "Closing Date" means, as to any Employee, the date of the closing of the sale of the Company whether in whole, or a Region or Regions thereof.

     1.6 "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

     1.7       "Company" means Chief Auto Parts Inc., or any successors thereto.

     1.8 "Effective Period" means, as to any Employee, the period that begins on his Closing Date and ends on the earlier of (i) the date which is twelve (12) months from such Closing Date or (ii) the Expiration Date.

     1.9 "Employee" means a person who is employed by the Company as a regular full-time employee or a regular part-time employee with more than three
(3) months of Service in a position listed in Section 2.1, immediately prior to the applicable Closing Date. Notwithstanding the foregoing, this Plan shall not apply to any employee covered by a collective bargaining agreement, or to any store employee, any hourly paid distribution center employee, distribution center supervisors, maintenance employees, set-up crews, or employees of the PPW division of the Company.

         1.10 "Employee's Region" means a subsidiary, division or other distinct operating group as so designated by the Company, in which an Employee is employed immediately prior to the Closing Date.

         1.11 "ERISA" means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

         1.12 "Expiration Date" means the date this Plan expires and becomes null and void and of no further effect, which unless specifically extended by the Board, shall be August 1, 2001.

         1.13       "Good Reason" means circumstances where

                    (a) the Employee's position is or will be eliminated as a result of a sale of the Employee's Region;

                    (b) in offering the Employee continued employment, (i) the Employee is asked to transfer to another facility of the Company or Successor Employer (other than the Company's corporate office) which is outside the same general metropolitan area from the Employee's then current place of employment, (ii) the Employee is asked to accept a material reduction in salary or (iii) the Employee is asked to accept a material change in the Employee's title, duties or responsibilities in the nature of a demotion (other than for Cause); and

                    (c) the Employee elects not to accept the offer of continued employment because of (b)(i), (b)(ii) and/or (b)(iii) above.

         1.14 "Permitted Holders" means (i) The Principal Fund, Trust Company of the West or any of their respective Affiliates and (ii) Oaktree Capital Management LLC and its Affiliates, including any partnerships, separate accounts, or other entities managed by Oaktree.

         1.15 "Plan" means the Chief Auto Parts Inc. Severance Plan In Event of Change of Control, as set forth herein, and as the same may be amended from time to time.

         1.16 "Plan Administrator" means the Vice President, Human Resources of the Company or such other person as may be appointed by the Company from time to time to administer the Plan and to determine benefit eligibility.

         1.17 "Salary" means, for a Salaried Employee, base annual salary with the Company as of his Severance Date (or Closing Date, if earlier) and, for an Employee paid on an hourly basis, the average monthly wages received by the Employee from the Company during the twelve (12) month period immediately preceding his Severance Date (or Closing Date, if earlier). "Salary" does not include overtime, shift differential, bonus, or any other remuneration. A "Month of Salary" and a "Week of Salary" shall be calculated in accordance with the Company's regular payroll procedure.

         1.18 "Service" means the Employee's period of employment with the Company beginning with full time or regular part time employment, and ending on the Employee's Severance Date (or Closing Date, if earlier), and determined in accordance with Company Policies.

         1.19 "Severance" means the involuntary termination of an Employee's employment with the Company or a Successor Employer, which occurs as a direct result of a sale of the Employee's Region and which involuntary termination occurs during the Effective Period. An Employee will not be considered to have incurred a Severance if (i) the Employee voluntarily terminates his employment with the Company or Successor Employer, other than for Good Reason, or the Employee's death or a physical or mental condition causes the Employee's inability to substantially perform his duties (even with reasonable accommodations) with the employer, including, without limitation, such condition entitling him to benefits under any sick pay or disability income policy or program of the Company or Successor Employer, or (ii) he is dismissed for Cause, or (iii) the Employee's employment with the Successor Employer in the same or similar position he held with the Company immediately prior to the sale of the Employee's Region terminates for any reason, and the Successor Employer maintains a Successor Plan. In no event shall an Employee be deemed to have incurred a Severance merely because of the sale of the Employee's Region.

         1.20 "Severance Date" means the date during the Effective Period on which an Employee incurs a Severance.

         1.21 "Severance Benefits" means payments made to eligible Employees pursuant to Section 2.1 hereof.

         1.22 "Successor Employer" means any entity which purchases a subsidiary, division or region from the Company, closes such purchase on or before the Expiration Date and offers continued employment to an Employee.

         1.23 "Successor Plan" means a severance arrangement adopted by a Successor Employer which provides substantially similar benefits to Employees as the benefits provided under this Plan.

SECTION 2.     SEVERANCE BENEFITS UPON A CHANGE OF CONTROL.

     2.1 Amount of Severance Benefits. Any Employee who incurs a Severance shall be entitled to receive Severance Benefits in accordance with the following, based upon his position with the Company at the Closing Date of the Employee's Division; provided, however, that no Employee shall be eligible to receive Severance Benefits or any Ancillary Benefits under this Plan to the extent the Employee receives benefits of the same type from or under any contract, plan, fund, program, policy or arrangement maintained by a Successor Employer.

     (a) Category A: The Severance Benefits in this Category A are applicable only to an Employee who, immediately prior to the Closing Date of the Employee's Region, was employed for at least one (1) year by the Company in the positions of:

               President and Chief Executive Officer: Twelve (12) months of Salary;

               Senior Vice President; Vice President and Chief Information Officer; Vice President and General Counsel; Executive Assistant to the President: Fifteen (15) months of Salary.

     (b) Category B: The Severance Benefits in this Category are applicable only to an Employee who, immediately prior to the Closing Date of the Employee's Region, is employed by the Company in any of the following positions:

               Other Members of the Executive Operating Committee, as designated from time to time by the President and Chief Executive Officer, and other Corporate Officers:

                    Less than one (1) year:   Six (6) months.

                    More than one (1) year: Four (4) weeks of Salary, multiplied by the Employee's Service, with a minimum payment of nine
                    (9) months, and a maximum payment of twelve (12) months.

     (c) Category C: The Severance Benefits in this Category C are applicable only to an Employee who, immediately prior to the Closing Date of the Employee's Region, is employed by the Company as a Non-Store, Exempt (Salaried) employee such as Corporate Department Managers, Managers, or Distribution Center Managers (Grades 30 through 33):

               (i) If such Employee has one (1) year of Service or less than one (1) year of Service, the Severance Benefits shall be equal to six (6) weeks of Salary;

               (ii) If such an Employee has more than one (1) year of Service, the Severance Benefits shall be three weeks of Salary multiplied by the Employee's Service, not to exceed twenty-six (26) weeks of Salary, with a minimum of six (6) weeks of Salary.

     (d) Category D: The Severance Benefits in this Category D are applicable only to an Employee who, immediately prior to the Closing Date of the Employee's Region, is employed by the Company in Grades 23 through 29:

               (i) If such an Employee has less than one (1) year of Service, the Severance Benefits shall be equal to one (1) week of Salary; and if more than one (1) year, but not more than two
                    (2) years, two (2) weeks of Salary;


               (ii) If such an Employee has more than two (2) years of Service, the Severance Benefits shall be equal to two (2) weeks of Salary for the first two (2) years; thereafter one (1) additional week for each year of Service, with a minimum of four (4) weeks and a maximum of twenty (20) weeks.

     (e) Category E: The Severance Benefits in this Category E are applicable only to an Employee who, immediately prior to the Closing Date of the Employee's Region, is employed by the Company as an hourly-paid, non-union and non-store-assigned employee in an administrative, clerical or support staff position.

               (i) If such an Employee has less than one (1) year of Service the Severance Benefits shall be equal to: one (1) week of Salary.

               (ii) If such an Employee has one (1) year of Service or more, the Severance Benefits shall be one (1) week of Salary multiplied by the Employee's Service, not to exceed eight
                    (8) weeks, with a minimum of two (2) weeks.

     2.2 Form of Payment. At the Company's sole discretion, all Severance Benefits shall be calculated and payable from the Severance Date and paid to Employees on a biweekly basis, from which shall be deducted federal, state and local withholding taxes, FICA and the Employee's required contributions for any Ancillary Benefits. The Company may also choose to pay all Severance Benefits in a lump sum, less applicable withholdings and employee contributions.

SECTION 3.     ANCILLARY BENEFITS.

     3.1 Unused Vacation. Any Employee who is eligible for and receives Severance Benefits under this Plan shall be paid, in cash, for all earned but unused vacation pay which has not been paid to the Employee as of the Employee's Severance Date.

     3.2 Health Care Benefits. Benefits under the Company's health care plans, which provide medical, dental and prescription coverage, will be provided during the period of time for which an Employee could receive periodic payment of Severance Benefits; provided, however, that the Employee must make the same contributions for such benefits that current, active employees are making during such period.

     3.3 Career Counseling. The Company in its discretion may provide career counseling by a career counseling firm selected by and paid for by the Company at a level of counseling selected by the Company.

     3.4 Relocation. For those Employees holding positions listed in Category A or B in Section 2.1 of the Plan who incur a Severance, the Company shall absorb the reasonable cost of relocating the Employee to a point no further than the point of origin from which the Employee was moved, if the Employee's Severance Date is less than twelve (12) months after the Employee was last relocated by the Company. Any relocation of an Employee under this Plan shall be made in accordance with the Company's relocation policy and applicable regulations of the Internal Revenue Service. If a new employer of any Employee absorbs the costs of relocating the Employee, or if an Employee obtains full-time employment in the general metropolitan area where he is located at the time of his Severance, then, in either event, the provisions of this Section 3.4 shall not apply.

     3.5 Stock Options. Any Employee holding options in the Company's common stock at his Severance Date shall be entitled to receive a stock option benefit as provided for in said option plan.

SECTION 4.     CLAIMS PROCEDURES.

     4.1 in the event of a claim by an Employee as to the entitlement to or amount of any Severance Benefit or its method of payment, or as to the entitlement to or amount of any Ancillary Benefit, or its method of payment, or as to the entitlement to or amount of any Ancillary Benefit, or its method of payment, such Employee shall present the reason for his claim in writing to the Plan Administrator within thirty (30) days of his or her severance. The Plan Administrator shall, within thirty (30) days after receipt of such written claim, send a written notification to the Employee as to its disposition. In the Event the claim is wholly or partially denied, such written notification shall
(a) state the specific reason or reasons for the denial, (b) make specific reference to pertinent Plan Provisions on which the denial is based, (c) provide a description of any additional material or information necessary for the Employee to perfect the claim and an explanation of why such material or information is necessary, and (d) set forth the procedure by which the Employee may appeal the denial of his claim. In the event an Employee wishes to appeal the denial of his claim, he may request a review of such denial by making application in writing to the Plan Administrator within sixty (60) days after receipt of such denial. Such Employee (or his duly authorized legal representative) may, upon written request to the Plan Administrator, review any documents pertinent to his claim, and submit in writing issues and comments in support of his position. Within sixty (60) days after receipt of a written appeal (unless special circumstances, such as the need to hold a hearing, require an extension of time, but in no event more than one hundred twenty (120) days after such receipt), the Plan Administrator shall notify the Employee of the final decision. The final decision shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based.

     4.2 No Employee shall be eligible to receive Severance Benefits or other Ancillary Benefits under the Plan unless he first releases the Company in writing from all claims or liabilities of any kind relating to his Severance. The Company may waive this requirement in its sole discretion.

SECTION 5.     PLAN ADMINISTRATION.

     5.1 The Plan shall be interpreted, administered and operated by the Plan Administrator, who shall have complete authority, in his sole discretion, subject to the express provisions of the Plan, to determine who shall be eligible for Severance Benefits and/or Ancillary Benefits, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable for the administration of the Plan.

     5.2 All questions of any character whatsoever arising in connection with the interpretation of the Plan or its administration or operation shall be submitted to and settled and determined by the Plan Administrator in an equitable and fair manner in accordance with the procedure for claims and appeals described in Section 4.1. Any such settlement and determination shall be final and conclusive, and shall bind and may be relied upon by the Company, each of the Employees and all other parties in interest.

     5.3 The Plan Administrator may delegate any of his duties hereunder to such person or persons as he or she may designate from time to time.

     5.4 The Plan Administrator is empowered, on behalf of the Plan, to engage accountants, legal counsel and such other personnel as he deems necessary or advisable to assist him in the performance of his duties under the Plan. The functions of any such persons engaged by the Plan Administrator shall be limited to the specified services and duties for which they are engaged, and such persons shall have no other duties, obligations or responsibilities under the Plan. Such persons shall exercise no discretionary authority or discretionary control respecting the management of the Plan. All reasonable expenses thereof shall be borne by the Company.

SECTION 6.     PLAN MODIFICATION OR TERMINATION.

     6.1 The Plan may be amended or terminated by the Board of Directors at any time, and the Board may extend the applicability of the Plan to other Employees or extend the Effective Period. Additionally, the Board of Directors upon recommendation of the President may, from time to time, make such modifications as the Board Members deem appropriate.

SECTION 7.     GENERAL PROVISIONS.

     7.1 Nothing in the Plan shall be deemed to give any Employee the right to be retained in the employ of the Company or a Successor Employer, or to interfere with the right of the Company or a Successor Employer to discharge him at any time and for any lawful reason, with or without notice.

     7.2 Except as otherwise provided herein or by law, no right or interest of any Employee under the Plan shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including without limitation by execution, levy, garnishment, attachment, pledge or in any manner; no attempted assignment or transfer thereof shall be effective; and no right or interest of any Employee under the plan shall be liable for, or subject to, any obligation or liability of such Employee. When a payment is due under this Plan to an Employee who is unable to care for his affairs, payment may be made directly to his legal guardian or personal representative.

     7.3 No Severed Employee shall be entitled to receive Severance Benefits under any other severance pay plan of the Company. The Employer shall provide each Employee with at least thirty (30) days' notice of an Employee's Severance Date, or such greater notice as required by law. Only the Plan Administrator or his delegate, or an individual in a comparable position with a Successor Employer, is authorized to notify an Employee of his Severance Date. If the Company is obligated by law or by contract to pay severance pay, a termination indemnity, notice pay, or the like, or if the Company is obligated by law or by contract to provide advance notice of separation ("Notice Period"), then any Severance Benefits hereunder shall be reduced by the amount of any such severance pay, termination indemnity, notice pay or the like, as applicable, and by the amount of any pay received during any Notice Period.

     7.4 An Employee shall not be eligible for any benefits under the Plan unless he remains in his position of employment with the Company or a Successor Employer until his Severance Date.

     7.5 Any Termination of an Employee for Cause shall be administered in accordance with the Company's or Successor Employer's employment policies.

     7.6 If any Employee dies while eligible to receive Severance Benefits, the balance of any Severance Benefits due and owing shall be payable to the Employee's estate.

     7.7 In the event that any amount to be received by an Employee in accordance with this policy would cause an "excess parachute payment" to exist within the meaning of

Sections 280G or 4999 of the Code, the Company shall reduce the amount payable to the Employee to a lesser amount so that no portion of any amount received by the Employee would be an "excess parachute payment."

     7.8 If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

     7.9 The Plan shall be governed by and construed in accordance with ERISA and all applicable rules and regulations thereunder.

     7.10 The Plan shall be effective as of January 1, 1998, and shall remain in effect until the Expiration Date unless earlier terminated by the Board pursuant to Section 6.1 hereof, and shall not be applicable to any Severance which occurs after the Expiration Date.

     7.11 This Plan shall constitute the entire Plan and shall supersede any and all prior documents, instruments, agreements, policies, notices, or descriptions related to the subject matter hereof.


     IN WITNESS WHEREOF, the Company has caused the Plan to be adopted this _____ day of ____________, 1998.


                                   CHIEF AUTO PARTS INC.


                                   By:
                                        --------------------------------------
                                   Title:
                                          ------------------------------------